Legg Mason Partners Oregon Municipals Fund Inc.


Sub-Item 77q1

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statement of Additional Information dated
January 12, 2006
 filed on JANUARY 12, 2006.
(Accession No. 0001193125-06-005330)